Exhibit 10.12

UNITED TECHNOLOGIES CORPORATION

NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

Amendment 5

Whereas, the United Technologies Corporation Nonemployee Director Stock Option Plan (the “Plan”) was adopted by the Corporation and approved by shareowners April 23, 1996; and

Whereas, the New York Stock Exchange has amended its listing standards relative to shareholder approval requirements of equity compensation arrangements to require, among other things, that the Plan have a ten-year term limit effective from the date of the most recent shareholder approval;

Now therefore, the Plan is hereby amended as follows:

1.	Section 13 of the Plan is amended and restated as follows:

13.	Termination of Plan

The Plan shall continue in effect until such time as the Board acts to terminate the Plan, provided, however, that the Plan shall not continue beyond April 22, 2006 unless extended by a majority vote of the Corporation’s shareowners.

UNITED TECHNOLOGIES CORPORATION

William L. Bucknall, Jr. Sr. Vice President Human Resources and Organization

Attest:

Richard M. Kaplan

Date: January 28, 2004